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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 26, 2005


                      INTERNATIONAL SHIPHOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                 2-63322                              36-2989662
    (State or other jurisdiction              (Commission File Number)          (IRS Employer Identification No.)
          of incorporation)


               650 Poydras Street, New Orleans, Louisiana                             70130
                (Address of principal executive offices)                           (Zip Code)


                                 (504) 529-5461
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 26, 2005, International Shipholding Corporation (the "Company") entered into a Loan Agreement by and among (1) Central Gulf Lines, Inc., a wholly-owned subsidiary of the Company ("CGL"), as borrower, (2) the Company, as guarantor, (3) the banks and financial institutions listed on
Schedule I thereto (the "Lenders"), as lenders, (4) DnB NOR Bank ASA, as facility agent and as arranger and (5) Deutsche Schiffsbank Aktiengesellschaft, as security trustee for the Lenders and as arranger. Under the Loan Agreement, the Lenders agreed to provide CGL with a term loan of $32,000,000. The proceeds were used by CGL on September 27, 2005, to purchase a Panamanian flagged pure car and truck carrier to be reflagged under the United States flag (the "Vessel").

         The loan is secured by the Vessel, its charter hire and insurances, and is guaranteed by the Company. The loan will bear interest at a fluctuating rate per annum equal to LIBOR plus an applicable margin ranging from 1.0% to 1.25%.

         The Loan Agreement contains affirmative and negative covenants that, among other things, require the Company to maintain a specified tangible net worth, leverage ratio, interest coverage ratio and working capital. The Loan Agreement also contains customary events of default. Upon the occurrence of an event of default that remains uncured after any applicable cure period, CGL may be required to make immediate repayment of all indebtedness to the Lenders and the Lenders would be entitled to pursue other remedies against CGL, the Vessel and the Company under its guaranty.

         The foregoing disclosure is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed with this report as Exhibit 10.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information set forth in Item 1.01 below is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         10.1 Loan Agreement, dated September 26, 2005, by and among Central Gulf Lines, Inc., International Shipholding Corporation, the banks and financial institutions listed on Schedule I thereto, DnB NOR Bank ASA and Deutsche Schiffsbank Aktiengesellschaft.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                INTERNATIONAL SHIPHOLDING CORPORATION


                                By:  /s/ Manuel G. Estrada
                                     ------------------------------------------
                                     Manuel G. Estrada
                                     Vice President and Chief Financial Officer


Date:  September 30, 2005


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                                 EXHIBIT INDEX


        Exhibit
          No.                             Description
        -------                           -----------

         10.1 Loan Agreement, dated September 26, 2005, by and among Central Gulf Lines, Inc., International Shipholding Corporation, the banks and financial institutions listed on Schedule I thereto, DnB NOR Bank ASA and Deutsche Schiffsbank Aktiengesellschaft.